MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                          CONDITION AND RESULTS OF OPERATIONS

GTJ REIT, Inc.


     GTJ REIT, Inc. was formed on June 23, 2006 and has yet to commence operations as of December 31, 2006.


Bus Companies


     Management's discussion and analysis of results of operations and financial condition should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus. The following discussion below includes Green, Triboro and Jamaica and their collectively owned affiliates Command and GTJ.


Overview


Operations in the recent past


     During the past several years, New York City had made public statements related to its termination of the franchises held by the Bus Companies and the incorporation of the bus routes into the Metropolitan Transit Authority operations. These statements became more frequent and more pointed. The franchise agreements, which had been renewed regularly over the past half-century, expired and were not renewed by New York City; however New York City continued to work with the Bus Companies on an ad hoc basis and under the threat of litigation then began to negotiate for the purchase of the Bus Companies' bus assets. The Bus Companies, in addition to owning the bus routes, owned depots which were stocked with various spare parts and employed the drivers, mechanics and executive employees necessary to run the bus lines. The buses were owned by New York City and provided to the Bus Companies. Under their arrangement with New York City, the Bus Companies were reimbursed for expenses approved by New York City and in addition received a payment for the services rendered in managing the bus operations and the use of the depots.

Purchase of bus assets by New York City


     On November 29, 2005 an agreement (the "Sale Agreement") was entered into between the City and the Bus Companies and several of their subsidiaries.


     In accordance with the Sale Agreement, the Bus Companies agreed to sell to New York City all of their bus assets including routes, tangible personal property related to bus operations and goodwill. The total purchase price for the bus assets was $25,000,000 allocated as follows: Green--$10,822,000, Triboro--$9,487,000 and Jamaica--$4,691,000. These amounts include a reallocation of the $3,405,000 paid for the Command assets. Command is jointly owned by the Bus Companies. These sums were received upon the respective closing of the purchase of the assets of the Bus Companies, which occurred between December 2005 and February 2006. New York City also purchased spare parts and supplies at their invoiced value and other tangible assets at book value.


     In addition, upon the settlement of certain litigations, New York City will pay up to $500,000 to the Bus Companies in the following maximum amounts:
Green--$216,440, Triboro--$189,740 and Jamaica--$93,820. These amounts include reallocation of the maximum sum to be paid to Command in the amount of $68,100. for use as bus depots, as follows:

     o Triboro leased New York City its premises at 85-10 24th Avenue, East Elmhurst, NY for an initial term of 21 years, with a first year rent of $2,585,000 escalating to a 21st year rent of $3,785,000.

     o Green leased New York City its premises at 165-25 147th Avenue, Jamaica, NY for an initial term of 21 years with a first year rent of $2,795,000 escalating to a 21st year rent of $4,092,000.

     o Jamaica leased New York City its premises at 114-15 Guy Brewer Boulevard, Jamaica, New York for an initial term of 21 years with a first year rent of $1,515,000 escalating to a 21st year rent of $2,218,000.

     These leases are what are known as "triple net" leases. This means that the City has agreed to pay all expenses of the properties, including maintenance, insurance and taxes. Each lease has two renewal terms of 14 years each, so that the total term is a maximum of 49 years. The term of each lease commenced on the date that the Bus Company in question, closed the sale of its bus company assets and liabilities to the City.

Green

     Results of Operations

     As a result of sale of Green's bus operations, all operations related to the bus operations have been reclassified as a discontinued operation. The remaining operations of Green are related to the real properties owned and operated by Green and reflect the depreciation recorded on each of the buildings and leasehold improvements as well as Green's equity ownership in GTJ and Command.

     Year Ended December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

The following table sets forth results of operations of Green for the years indicated:


                                                                       Years Ended December 31,
                                                               --------------------------------------------
                                                                   2006          2005           2004
                                                               --------------------------------------------
Operating revenue and subsidies                                $  3,908,358   $       -        $      -
                                                               ------------------------------------------
Operating expenses:
General and administrative expenses
                                                                    659,193           -               -
Depreciation and amortization                                       280,943       316,924        332,061
                                                               --------------------------------------------
Total operating expenses                                            940,136       316,924        332,061

                                                               --------------------------------------------
Income (loss) from continuing operations before income
taxes, equity in earnings (loss)of affiliated companies           2,968,222      (316,924)      (332,061)
Provision (benefit) for income taxes                              1,515,803       684,089       (239,015)
Equity in earnings (loss) of affiliated companies, net of tax      (501,459)    1,389,712        156,196
                                                               --------------------------------------------
Income from continuing operations                                   950,960       388,699         63,150
                                                               ------------------------------------------
Discontinued operation:
(Loss) income from operation of discontinued operation, net
of tax                                                           (7,995,462)    1,338,269        398,285
Gain on sale of discontinued operation, net of tax                8,269,428            -               -
                                                               --------------------------------------------
Income from discontinued operation, net of tax
                                                                    273,966    1,338,269         398,285
                                                               --------------------------------------------
Net income                                                     $  1,224,926   $ 1,726,968    $   461,435
                                                               ============================================

    Operating Revenue

     Operating revenue for 2006 represents rental income from New York City for the recently signed leases for Green's real properties. There were none in the 2005 and 2004 years.

     General and Administrative Expenses

     For 2006, general and administrative expense was $659,193 and was primarily related to $462,000 of environmental clean-up costs and professional fees and other expenses totaling $197,193. There were none in the 2005 and 2004 periods.

     Depreciation and Amortization

     For 2006, depreciation and amortization expense decreased $35,981 to $280,943 from $316,924 in 2005. For 2005, depreciation and amortization expense decreased $15,137 to $316,924 from $332,061 in 2005. Depreciation and
amortization   expense  represents   depreciation  on  the  Green's  owned  real
properties.

     Provision for Income Taxes

     The provision for income taxes represents federal, state, and local taxes on income before income taxes. For 2006, the provision for taxes was $1,515,803 compared to a provision for taxes of $684,089 in 2005 and a tax benefit of $239,015 in 2004.

     Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

     For 2006, equity in earnings (loss) of affiliated companies, net of tax was ($501,459), a decrease of $1,891,171 from the 2005 equity in earnings (loss) of affiliated companies, net of tax was earnings of $1,389,712. The decrease was related to decreased earnings from Green's forty percent interest in GTJ and Command.

     For 2005, equity in earnings (loss) of affiliated companies, net of tax was $1,389,712, an increase of $1,233,516 from the 2004 equity in earnings (loss) of affiliated companies, net of tax was earnings of $156,196. The increase was related to increased earnings from Green's forty percent interest in GTJ totaling $744,332 and increased earnings from Green's forty-percent interest in Command totaling $489,184.

    Income (Loss) From Discontinued Operation, Net of Tax

     Income (loss) from discontinued operation, net of tax reflects the operating results of Green's bus operations. For 2006, discontinued operations reflected a loss of $(7,995,462) compared to income of $1,338,269 in 2005. The increase in loss of discontinued operations of $11,010,987 is primarily related to increased professional fees and one-time costs related to the Reorganization.

     For 2005, income (loss) discontinued operation, net of tax reflected income of $1,338,269 an increase of $939,984 from $398,285 in 2004. The increase of $939,984 was primarily related to higher income tax expense recorded of $711,754 in 2004 compared to a tax benefit of $182,549 recorded in 2005.

    Gain on Sale of Discontinued Operation, Net of Tax

     Gain on sale of discontinued operation, net of tax reflects the gain on the sale of Green's bus operations to New York City in the 2006 period.

    Net Income

     For 2006, Green had net income of $1,224,926 versus net income of $1,726,968 for 2005. The change was due to the factors discussed above.

     For 2005, Green had net income of $1,726,968 compared to net income of $461,435 in 2004. The change was due to the factors discussed above.

Financial Position

December 31, 2006 vs. December 31, 2005

     Current assets decreased by $2,885,238 to $16,549,704 at December 31, 2006 from $19,434,942 at December 31, 2005, primarily due to decreases in assets from discontinued operations of $9,005,104, amounts due from the City of New York for operating subsidies and injuries and damages totaling $2,669,415, prepaid expenses and other current assets of $222,751, and prepaid income taxes of $103,889, which were offset by increases of cash of $8,508,306, deferred income taxes of $129,646 and other receivables of $31,191.

     Deferred leasing commissions increased by $1,220,551 from $0 at December 31, 2005, and was related to the real estate commission that Green paid for the negotiation of its lease with New York City.

     Current liabilities decreased $5,119,485 to $6,947,449 at December 31, 2006 from $12,066,934 at December 31, 2005. The decrease was primarily related to a reduction in liabilities from discontinued operations of $6,543,796 most of which were assumed by the New York City as part of the sale of Green's bus operations.

Cash Flows

Year Ended December 31, 2006 vs. December 31, 2005 and Year Ended December 31, 2005 vs. December 31, 2004

     At December 31, 2006, Green had $9,518,557, including cash from discontinued operations, in cash and cash equivalents, an increase of $8,508,306 from the year ended December 31, 2005. At December 31, 2005, Green had $1,010,251, including cash from discontinued operations, in cash and cash equivalents, a decrease of $2,179,045 from the year ended December 31, 2004. The change in cash and cash equivalents was as follows:

                                                                          For The Year Ended
                                                                             December 31,
                                                              ----------------------------------------------
                                                                  2006            2005           2004
                                                              ----------------------------------------------
Cash (used in) provided by operating activities               $  (2,618,710)  $  (1,845,950)  $ 1,267,334
Cash provided by (used in) investing activities                  11,427,586         (32,525)      (71,495)
Cash used in financing activities                                  (300,570)       (300,570)      (42,000)
                                                              ----------------------------------------------
Increase (decrease) in cash and cash equivalents              $   8,508,306   $  (2,179,045)  $ 1,153,839
                                                              ==============================================

Operating Activities

     Cash used in operating activities for 2006 was $2,618,710 as compared to cash used in operations of $1,845,950 in 2005, a difference of $772,760. For 2006, cash used in operating activities of $2,618,710 was primarily related to
(i) provisions for injuries and damages claims of $2,470,157, (ii) provision for deferred taxes of $116,930, (iii) increases in deferred leasing commissions of $1,220,551, (iv) decreases in accounts payable of $3,035,861, (v) decreases in other current liabilities of $1,137,699, and (vi) decreases in cash used in discontinued operation of $5,609,849. These decreases in cash flow were partially offset by (i) net earnings from continuing operations of $950,960,
(ii) decreases in operating subsidies and other amounts due from the City of New York of $4,792,064, (iii) decreases in prepaid expenses and other assets of $193,771, (iv) decreases in prepaid income taxes of $103,889, (v) increases in income tax payable of $4,512,479, (vi) equity in loss of affiliated companies of $501,459, and (vi) decrease in due from affiliates of $610,352.

     Cash used in operating activities for 2005 was $1,845,950 as compared to cash provided by operating activities in 2004 of $1,267,334, a difference of $3,113,284. For 2005, cash used in operating activities of $1,845,950 was primarily related to (i) equity earnings of affiliated companies of $1,389,712,
(ii) provisions for injuries and damages claims of $1,481,525, (iii) increases in prepaid income taxes of $57,115 and (iv)cash used in discontinued operations of $4,757,104. These decreases in cash flow were partially offset by (i) the net earnings from continuing operations of $388,699, (ii) depreciation expense of $316,924,( iii) decreases in other assets of $956,959, (iv) decreases in operating subsidies and other amounts due from the City of New York of $463,379
(iv) increases in accounts payable of $310,522, (v) increases in income taxes payable of $316,344, and (vi) other current liabilities of $3,217,707.

     For 2004, cash provided by operating activities of $1,267,334 was primarily related to (i) decreases in operating subsidies and other amounts due from the City of New York of $4,140,920, (ii) decrease in other assets of $8,617,933, and
(iii) depreciation expense of $332,061. These increases in cash flow were partially offset by(i) equity earnings of affiliated companies of $156,196, (ii) tax benefit of $460,847, (iii), provisions for injuries and damages claims of $2,540,414,(iv) net amounts due to/from affiliates of $344,885, (v) decrease in other current liabilities of $5,369,027and (vi) cash used in discontinued operation of $3,204,486.

Investing Activities

     Cash provided by investing activities of $11,427,586 for 2006 increased $11,460,111 versus $32,525 used in investing activities for 2005. The increase was primarily related to cash proceeds received from the sale of discontinued operation totaling $11,142,885.

     Cash used in investing activities of $32,525 for 2005 decreased $38,970 versus cash used in investing activities at $71,495 for 2004. For 2004, cash used in investing activities was primarily related to capital expenditures of $63,808.

    Financing Activities

     Cash used in financing activities was $300,570 for 2006 and 2005 versus $42,000 for 2004. Cash used in financing activities in 2006 and 2005 related to the payment of dividends. The 2004 amount related to the repurchase of Green stock.

Triboro

As a result of the sale of Triboro's bus operations, all operations related to the bus operations has been reclassified as a discontinued operations. The remaining operations of Triboro are related to the real property owned and operated by Triboro and reflect the depreciation recorded on the building and leasehold improvements, as well as Triboro's equity ownership in GTJ and Command.

Results of Operations

     Year Ended December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

The following table sets forth results of operations of Triboro for the years indicated:


                                                                       Years Ended December 31,
                                                               --------------------------------------------
                                                                   2006          2005           2004
                                                               --------------------------------------------
Operating revenue and subsidies                                $  2,611,880  $          --   $          --
                                                               --------------------------------------------
Operating expenses:
General and administrative                                          370,759             -              -
Depreciation and amortization                                       148,933       129,864        165,792
                                                               --------------------------------------------
Total operating expenses                                            519,692       129,864        165,792
                                                               --------------------------------------------
Income (loss) from continuing operations before income            2,092,188      (129,864)      (165,792)
taxes and equity in earnings (loss) of affiliated companies
Provision for income taxes                                        1,034,771       436,307        476,124
Equity in earnings (loss) of affiliated companies, net of
tax                                                                (501,459)    1,389,712        156,196
                                                               --------------------------------------------
Income (loss) from continuing operations                            555,958       823,541       (485,720)
Discontinued Operation:
(Loss) income from discontinued operation, net of tax            (2,137,853)    1,159,012      1,923,690
Gain on sale of discontinued operation, net of tax
                                                                  7,207,363             -              -
                                                               ------------- -------------  ---------------
Income from discontinued operation, net of tax                    5,069,510    1,159,012       1,923,690
                                                                 -----------   -----------   --------------
                                                               --------------------------------------------
Net income                                                      $ 5,625,468   $ 1,982,553   $  1,437,970
                                                               ============================================

     Operating Revenue

     Operating revenue for 2006 represents rental income under the leases from New York City for Triboro's real property. There were none in the 2005 and 2004 years.

    General and Administrative Expenses

     General and administrative expenses for 2006 were $370,759 and was primarily related to $231,000 of environmental clean-up costs and professional fees and other expenses totaling $139,759. There were none in the 2005 and 2004 periods.

     Depreciation and Amortization

     For 2006, depreciation and amortization expense increased $19,069 to $148,933 from $129,864 in 2005. For 2005, depreciation and amortization expense decreased $35,928 to $129,864 from $165,792 in 2004. Depreciation and amortization expense represents depreciation on Triboro's real property.

     Provision for Income Taxes

     The provision for income taxes represents federal, state, and local taxes on earnings before income taxes. For 2006, the provision for income taxes increased $598,464 to $1,034,771 from $436,307 in 2005. For 2005, the provision for taxes decreased $39,817 from $476,124 in 2004.


     Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

     For 2006, equity in loss of affiliated companies, net of tax was $501,459, a decrease of $1,891,171 from the 2005 equity in earnings of affiliated companies, net of tax of $1,389,712. The decrease was related to decreased earnings from Triboro's forty percent interest in GTJ and Command.

     Equity in earnings of affiliated companies in 2005, net of tax was $1,389,712, an increase of $1,233,516 from the 2004 equity earnings of affiliated companies, net of tax of $156,196. The increase was related to increased earnings from Triboro's forty percent interest in GTJ totaling $639,578 partially offset by decreased earnings of $204,868 from Triboro's forty percent interest in Command.

    Income (Loss) From Discontinued Operation, Net of Tax

     Income (loss) from discontinued operation, net of tax reflects the operating results of Triboro's bus operations. For 2006, income (loss) from discontinued operation net of tax reflected a loss of $(2,137,853) compared to income of $1,159,012 in 2005. The increase in loss of discontinued operation net of tax of $3,296,865 is primarily related to increased professional fees and one-time costs related to the Reorganization.

     For 2005, income (loss) from discontinued operation, net of tax reflected a gain of $1,159,012, a decrease of $764,678 from income of $1,923,690 in 2004.
The decrease of $764,678 was primarily related to an increase in the operating subsidy.

    Gain on Sale of Discontinued Operation, Net of Tax

     Gain on sale of discontinued operation, net of tax reflects the gain on the sale of Triboro's bus operations to New York City in the 2006 period.

    Net Income (Loss)

     For 2006, Triboro had net income of $5,625,468 versus net income of $1,982,553 for 2005. The change was due to the factors discussed above.

     For 2005, Triboro had net income of $1,982,553 compared to net income of $1,437,970 in 2004. The change was due to the factors discussed above.

Financial Position

December 31, 2006 vs. December 31, 2005

     Current assets decreased by $2,353,244 to $13,076,529 at December 31, 2006 from $15,429,773 at December 31, 2005, primarily due to (i) decreases in assets from discontinued operation of $2,403,276, (ii) decreases in prepaid expenses of $1,671,731, and (iii) decreases in operating subsidies and other amounts due from the City of New York of $2,365,058. These decreases were partially offset by (i) increases in cash of $2,106,039 and (ii) increases in amounts due from affiliates of $881,858.

     Deferred leasing commissions increased by $805,518 at December 31, 2006 from $0 at December 31, 2005, which was related to the real estate commission that Triboro paid for the negotiation of its lease with New York City.

     Current liabilities decreased $8,010,553 to $1,274,371 at December 31, 2006 from $9,284,924 at December 31, 2005. The decrease was primarily related to (i) decrease in liabilities from discontinued operations of $2,880,754, (ii) decrease in accounts payable of $2,606,850, and (iii) decrease in deferred operating assistance of $2,310,150.

Cash Flows

December 31, 2006 vs. December 31, 2006 and December 31, 2005 vs. December 31, 2004

     At December 31, 2006, Triboro had $4,832,933 in cash and cash equivalents, an increase of $2,106,039 for the year ended December 31, 2006. The change in cash and cash equivalents was as follows:

                                                                           For The Year Ended
                                                                              December 31,
                                                              -----------------------------------------------
                                                                  2006           2005            2004
                                                              -----------------------------------------------
Cash (used in) provided by operating activities               $  (8,257,525)  $   289,497    $   1,443,623
Cash provided by (used in) investing activities                  10,667,694      (131,068)        (153,812)
Cash (used in) financing activities                                (304,130)     (318,702)         (26,400)
                                                              -----------------------------------------------
Increase (decrease) in cash and cash equivalents              $   2,106,039   $  (160,273)   $   1,263,411
                                                              ===============================================

Operating Activities

     Cash used in operating activities of $8,257,525 for 2006 increased $8,547,022 versus $289,497 of cash provided by operating activities for 2005. For 2006, cash used in operating activities was primarily related to (i) the net earnings from continuing operations of $555,958 and (ii) decreases in prepaid expenses of $1,671,731, (iii) decreases in operating subsidies and other amounts due from the City of New York at $5,303,241, (iv) equity earnings of affiliated companies of $501,459, and (v) increase in income taxes payable of $307,270,. These factors were primarily offset by (i) provision for injuries and damages claims of $3,142,560, (ii) increases in leasing commissions of $805,518, (iii) decrease in accounts payable of $2,606,850, (iv) and decrease in other current liabilities of $927,042, and (v) cash flow used in discontinued operation of $4,993,521.

     Cash provided by operating activities for 2005 decreased $1,154,126 to $289,497 versus $1,443,623 of cash provided by operating activities for 2004. For 2005, cash provided by operating activities of $289,497 was primarily related to (i) the net earnings from continuing operations of $823,541, (ii) depreciation expense of $129,864, (iii) net amounts due from affiliates of $192,660,( vi) an increase in accounts payable of $1,533,801, (v) increases on other current liabilities of $109,042 and (vi) cash provided by discontinued operation of $1,214,049. These increases in cash flows were partially offset by
(i) equity earnings of affiliated companies of $1,389,712, (ii) an increase of other receivables of $34,938, (iii) an increase in prepaid expenses of $239,838,
(iv) an increase in prepaid income taxes of $32,862, (v) provision for injuries and damages claims of $1,025,018, and (vi) increases in operating subsidies and other amounts due from the City of New York of 1,175,136.

     For 2004, cash provided by operating activities of $1,443,623 was primarily related to (i) the net loss from continuing operations of $485,720, (ii) equity earnings of affiliated companies of $156,996, (iii) increases in other receivables of $235,385, (iii) provision for injuries and damages claims of $1,406,228 (iv) increase in prepaid expenses of $147,823, (v) net amounts due from affiliates of $644,236, and (vi) decrease in other current liabilities of $344,645. These decreases in cash flows were partially offset by depreciation expense of (i) $165,972, (ii) decreases in operating subsidies and other amounts due from the City of New York of $2,483,624 and (iii) cash provided by discontinued operation of $2,367,823.

    Investing Activities

     Cash provided by investing activities of $10,667,694 for 2006 increased $10,798,762 versus $131,068 of cash used in investing activities for 2005. The increase was primarily due to cash proceeds received from sale of discontinued operation of $9,875,411.

     Cash used in investing activities of $131,068 for 2005 decreased by $22,744 versus $153,812 of cash used in investing activities for 2004. The cash used in investing activities of $131,068 primarily was related to capital expenditures of $26,968, purchases of investments of $184,775, offset by the sale of investments of $80,675.

     For 2004, cash used in investing activities was related to $64,485 of capital expenditures, purchases of investments of $560,294, offset by the sale of investments of $649,621.

    Financing Activities

     Cash used in financing activities was $304,130 for 2006 and $318,702 for 2005 versus $26,400 for 2004. Cash used in financing activities in 2006 and 2005 related to the payment of dividends totaling $304,130 in 2006 and $305,202 in 2005 and to the repurchase of Triboro stock of $13,500 in 2005. The 2004 amount related to the repurchase of Triboro stock of $26,400.

Jamaica

     As a result of the sale of Jamaica's bus operations, all operations related to the Bus operations has been reclassified to discontinued operations. The remaining operations of Jamaica are related to the real property owned and operated by Jamaica and represent the depreciation recorded on the related buildings and leasehold improvements as well as Jamaica's equity ownership in GTJ and Command.

Results of Operations

Year Ended December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

The following table sets forth results of operations of Jamaica for the periods indicated:

                                                                          Years Ended December 31,
                                                                  -------------------------------------------
                                                                     2006          2005           2004
                                                                  -------------------------------------------
Operating revenue and subsidies                                   $ 1,640,959    $        --   $          --
                                                                  -------------------------------------------
Operating expenses:
General and administrative expenses                                   430,170               -             -
                                                                                                          ---
Depreciation and amortization                                         163,691       167,261        170,185
                                                                  -------------------------------------------
Total operating expenses                                              593,861       167,261        170,185
                                                                  -------------------------------------------
Income (loss) from continuing operations before income taxes,
equity in earnings (loss) of affiliated companies                   1,047,098      (167,261)      (170,185)
Provision for income taxes                                            493,844       282,301         49,015
Equity in earnings (loss) of affiliated companies, net of tax        (250,730)      694,856         78,098
                                                                  -------------------------------------------
Income (loss) from continuing operations                              302,524       245,924       (141,102)
Discontinued Operations:
(Loss) gain from discontinued operations, net of tax               (1,484,642)      362,693        138,235
Gain on sale of discontinued operations, net of tax                 3,775,342             --              --
                                                                  -------------------------------------------
Income from discontinued operation, net of tax                      2,290,700       362,693        138,235
                                                                  -------------------------------------------
Net income (loss)                                                 $ 2,593,224    $  607,987   $     (2,867)
                                                                  ===========================================

     Operating Revenue

     Operating revenue for 2006 represents rental income from the leases with New York City for Jamaica's owned real property. There were none in the 2005 and 2004 periods.

    General and Administrative expenses

     General and administrative expenses for 2006 was $430,170 and primarily represents $231,000 for environmental costs and professional fees and other expenses totaling $199,170. There were none in the 2005 and 2004 periods.

     Depreciation and Amortization

     For 2006, depreciation and amortization expense decreased $3,570 to $163,691 from $167,261 in 2005. For 2005, depreciation and amortization expense decreased $2,924 to $167,261 from $170,185 in 2004. Depreciation and amortization expense represents depreciation on Jamaica's real property.

Equity in Earnings (Loss) Of Affiliated Companies, Net of Tax

     For 2006, equity in loss of affiliated companies, net of tax was $250,730, a decrease of $945,586 from the 2005 equity in earnings of affiliated companies, net of tax was earnings of $694,856. The decrease was related to decreased earnings from Jamaica's twenty percent interest in GTJ and Command.

     For 2005, the equity in earnings of affiliated companies, net of tax was $694,856, an increase of $616,758 from the 2004 equity in earnings of affiliated companies, net of tax of $78,098. The increase was related to increased earnings from Jamaica's twenty percent interest in GTJ totaling $372,167 and increased earnings from Command totaling $244,591.

     Provision for Income Taxes

     The provision for income taxes represents federal, state, and local taxes on earnings before income taxes. For 2006, the provision for taxes increased $211,543 to $493,844 from $282,301 in 2005. For 2005, the provision for income taxes increased $233,286 to $282,301 from $49,015 in 2004.

     (Loss)Income From Discontinued Operation, Net of Tax

     (Loss) Income from discontinued operation, net of tax reflect the operating results of Triboro's bus operations. For 2006, (loss) income from discontinued operation, net of tax reflected a loss of $(1,484,642) compared to income of $362,693 in 2005. The increase in loss of discontinued operation of $1,847,335 is primarily related to increased professional fees and one-time costs related to the Reorganization.

     For 2005, income from discontinued operation reflected a gain of $362,693, an increase of $224,458 from income of $138,235 in 2004. The increase of $224,458 is primarily attributable to other non-operating income of $145,123 received in 2005.

    Gain on Sale of Discontinued Operation, Net of Tax

     Gain on sale of discontinued operation, net of tax reflects the gain on the sale of Jamaica's bus operations to New York City in the 2006 period.

     Net Income (Loss)

     For 2006, Jamaica had net income of $2,593,224 compared to a net income of $607,987 in 2005 and a loss of $2,867 in 2004. The changes were due to the factors discussed above.

Financial Position

December 31, 2006 vs. December 31, 2005

     Current assets decreased by $954,260 to $6,181,909 at December 31, 2006 from $6,432,421 at December 31, 2005, primarily due to (i) decreases in assets from discontinued operation of $855,033, (ii) decrease in operating subsidies receivable of $811,924, (iii) decreases in deferred taxes of $328,683. These decreases were offset by increase in (i) cash and cash equivalents of $1,813,629, (ii) amounts due from affiliates of $601,918, and (iii) prepaid income taxes of $76,611.

     Deferred leasing commissions increased by $588,155 at December 31, 2006 from $-0- at December 31, 2005, primarily related to the real estate commission that Jamaica paid for its negotiation of its lease with New York City.

     Current liabilities decreased $2,937,923 to $3,327,377 at December 31, 2006 from $6,265,300 at December 31, 2005. The decrease was primarily related to the liabilities from discontinued operation of $1,326,940 most of which were assumed by New York City as part of the sale of Jamaica's bus operations and decreases in (i) accounts payable of $825,655, (ii) notes payable of $300,000, (iii) amounts due to the City of New York of $1,436,687 and (iv) Union and Non-Union benefit payables of $1,371,129. These decreases were offset by increases in (i) income tax payable of $1,382,845, (ii) amounts due to affiliates of $666,811 and
(iii) increase in other current liabilities of $272,832.

Cash Flows

December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

     At December 31, 2006, Jamaica had $1,990,223 including cash from discontinued operations in cash and cash equivalents a decrease of $1,813,629 for the year ended December 31, 2005. The change in cash and cash equivalents was as follows:

                                                                           For The Year Ended
                                                                              December 31,
                                                               ----------------------------------------------
                                                                   2006           2005           2004
                                                               ----------------------------------------------
Cash (used in) provided by operating activities                $  (2,599,104)  $   (923,846)  $   (153,133)
Cash provided by (used in) investing activities                    4,881,808       (113,320)      (113,815)
Cash (used in) provided by financing activities                     (469,075)       119,854        (10,500)
                                                               ----------------------------------------------
Increase (decrease) in cash and cash equivalents               $   1,813,629   $   (917,312)  $   (277,448)
                                                               ==============================================

     Operating Activities

     Cash used in operating activities of $2,599,104 for 2006 increased $1,675,258 versus $923,846 of cash used in operating activities for 2005. For 2006, cash used in operating activities of $2,599,104 was primarily related to
(i) the net earnings from continuing operations of $302,524 (ii) decrease in subsidies and other amounts due from the City of New York of $2,986,459, (iii) decrease in prepaid income taxes of $24,455 (iv) increase in income taxes payable of $1,382,845, (v) change in the amount due to/from affiliates of $64,893 and (iv) equity loss of affiliated companies of $250,730, The increases in cash flow were partially offset by (i) increase in deferred leasing commissions and other assets of $588,155, (ii) decrease in accounts payable of $825,655, (iii) decrease in other current liabilities of $1,297,410, (iv) change in the provision for injuries and damages claims of $1,959,288, and (v) cash used in discontinued operation of $3,417,100.

     Cash used in operating activities of $923,846 for 2005 increased $770,713 versus cash used in operating activities of $153,133 for 2004. For 2005, cash used in operating activities of $923,846 was primarily related to (i) the net earnings from continuing operations of $245,294, (ii) deferred tax benefit of $23,569, (iii) provisions for injuries and damages claims of $527,641, (iv) equity earnings of affiliated companies of $694,856, (v) increase in amounts due for operating subsidies and other amounts due from the City of New York of $410,169, (vi) change amount due from affiliates of $174,592, (vii) decrease in accounts payable of $140,801, and (viii) cash used in discontinued operation of $650,987. These decreases in cash flows were partially offset by an increase in other current liabilities of $984,160.

     For 2004, cash used in operating activities of $153,133 was primarily related to the net loss from continuing operations of $141,102.

     Investing Activities

     Cash provided by investing activities of $4,881,808 for 2006 increased $4,995,128 versus $113,320 of cash used in investing activities for 2005, and was primarily due to cash proceeds from sale of discontinued operation of $4,846,323.

     Cash used in investing activities of $113,320 for 2005 and $113,815 for 2004. For 2005, cash used for investing activities of $113,320 was primarily related to (i) capital expenditures of $107,616. For 2004, cash used for investing activities of $113,815 was primarily related to capital expenditures of $104,486.

     Financing Activities

     Cash used in financing activities was $469,075 for 2006, an increase of $588,929 versus cash provided by financing activities of $119,854 for 2005. For 2006, cash used in financing activities of $169,075 was for dividend payments and a net decrease in Note Payable of $300,000.

     Cash provided by financing activities of $119,854 for 2005 was an increase of $130,354 versus cash used in financing activities of $10,500 for 2004. For 2005, cash provided by financing activities of $119,854 was primarily related to the payment of dividends totaling $169,646 and the repurchase of Jamaica stock for $10,500, offset by net proceeds from note payable in the amount of $300,000.

     For 2004, cash used for financing activities was related to the repurchase of Jamaica stock of $10,500.

GTJ

     Results of operations

     The results of operations for GTJ include the accounts of GTJ Co., Inc. and its subsidiaries:

    Year Ended December 31, 2006 vs. December 31, 2005 and December 31, 2004

                                                                      Years Ended December 31,
                                                            -----------------------------------------------
                                                                2006            2005           2004
                                                            -----------------------------------------------
Operating revenue                                           $  35,010,865   $  29,496,053   $ 27,389,249
                                                            -----------------------------------------------
Operating and maintenance expenses
Equipment maintenance and garage expenses                       4,181,332       3,207,224      3,181,049
Transportation expenses                                         8,093,480       6,174,946      5,530,292
Contract maintenance and station expenses                       9,226,684       7,199,675      6,669,902
Insurance and safety expenses                                   3,372,598       3,065,220      1,072,939
General and administrative expenses                             8,020,971       5,718,506      6,443,391
Depreciation and amortization expense                             576,797         467,799        529,735
Operating and highway taxes                                     1,944,475       1,443,422      1,438,431
Other operating expenses                                          682,126         457,353        383,843
                                                            -----------------------------------------------
Total operating and maintenance expenses                       36,098,463      27,734,145     25,249,582
                                                            -----------------------------------------------
(Loss) income from operations                                  (1,087,598)      1,761,908      2,139,667
                                                            -----------------------------------------------
Other income (expense):
Service fees, net of related expenses                             612,477       2,311,836      1,095,579
Interest income                                                   232,885         135,935        177,259
Interest expense                                                 (243,608)       (144,587)      (153,780)
Change in insurance reserves                                     (551,237)     (1,077,488)    (1,298,719)
Ceding commission                                                       --         (68,241)      (364,365)
Other nonoperating (expense)                                      (83,547)         (2,815)      (275,311)
                                                            -----------------------------------------------
Total other income (expense)                                      (33,030)      1,154,640       (819,337)
                                                            -----------------------------------------------
Income from continuing operations before income taxes          (1,120,628)      2,916,548      1,320,330
Provision for income taxes                                        729,090         488,320        267,635
                                                            -----------------------------------------------
Net (loss) income from continuing operations                   (1,849,718)      2,428,228      1,052,695
(Loss) income from discontinued operations, net of
income taxes                                                      (60,581)        159,733       (325,563)
                                                            -----------------------------------------------
Net (loss) income                                           $  (1,910,299)  $   2,587,961   $    727,132
                                                            ===============================================

     Operating Revenue

     Operating revenue for the 2006 was $35,010,865 an increase of $5,514,812 from 2005 operating revenue of $29,496,053. The increase of $5,514,812 was primarily attributable to increased revenue from new business from the following companies Metro Clean Express $427,914, Shelter Electric Maintenance $1,190,073, Shelter Express Corp. $712,393, Transit Facility Management $1,958,184. Additionally, there was revenue from Shelter Clean Arizona of $1,596,105 which commenced operations in 2006, and an increase of rental revenue of $413,513.

       Operating Expenses

     Operating expenses for 2006 was $36,098,463 an increase of $8,364,318 from 2005 operating expenses of $27,734,145. The increase of $8,364,318 was primarily the result of increased costs of transportation expenses of $1,918,534 equipment maintenance and garage expenses of $974,108, contract maintenance and station expenses of $2,027,009, and operations and highway taxes of $501,053. Additionally, general and administrative expenses increased $2,302,465 as a result of (i) one-time professional fees associated with the reorganization of the bus companies (ii) remediation costs for environmental matters, (iii) increased in salaries and wages and (iv) increased rent expense.

     Other Income (Expense)

     For 2006, other income (expense) decreased $1,187,670 to $(33,030) from other income (expense) of $1,154,640 in 2005. The decrease of $1,187,670 in 2006 as compared to 2005 was primarily related to (i) decrease of $1,699,359 of service fees charged by GTJ to the Bus Companies, (ii) reduction in insurance reserves of $526,251 from GTJ's Transit Alliance Insurance subsidiary.

     For 2005, other income increased $1,973,977 to $1,154,640 from other expense of $819,357 in 2004. The increase of $1,973,977 in 2005 as compared to 2004 was primarily related to (i) increase of $1,216,257 of service fees charged by GTJ to the Bus Companies, (ii) reduction in insurance reserves of $221,231 from GTJ's Transit Alliance Insurance subsidiary.

     Provision for Income Taxes

     The provision for income tax represents federal, state, and local taxes on net income before income taxes. The provision for income taxes for 2006 was a provision of $729,090, compared to a provision of $488,320 in 2005, and a provision of $267,635 in 2004

     Income (loss) from Discontinued Operations, Net of Tax

     For 2006, loss from discontinued operations, net of tax decreased $220,314 to a loss of $60,581 from income from discontinued operations, net of tax of $159,733 in 2005. For 2005, income from discontinued operations, net of tax increased $485,296 to an income from discontinued operations, net of tax of $159,733 from a loss from discontinued operations, net of tax of $325,563 in 2004. The decrease of $220,314 in 2006 compared to 2005 is primarily attributable to remaining wind-down costs of the Varsity Charter and Varsity Coach business which was sold in 2004.

     The increase of $485,296 in 2005 compared to 2004 is primarily attributable to the wind-down costs of the Varsity Charter Corp. and Varsity Coach business which was sold in 2004.

     Net Income (Loss)

     For 2006, GTJ had net loss of $1,910,299, compared to net income of $2,587,961 in 2005, and net income of $727,132 in 2004. The changes in net income were primarily due to the factors discussed above.

Financial Position

December 31, 2006 vs. December 31, 2005

     Current assets decreased $2,025,116 to $12,652,621 at December 31, 2006 from $14,677,737 at December 31, 2005. primarily due to decreases in cash of $322,961 and due from affiliates of $1,107,052. These decreases were partially offset by increases in accounts receivable of $2,080,581.

     Current liabilities increased $2,433,922 to $18,927,313 at December 31, 2006 from $16,493,391 at December 31, 2005.

Cash Flows

Year Ended December 31, 2006 vs. December 31, 2005 and Year Ended December 31, 2005 vs. December 31, 2004

     At December 31, 2006, GTJ had $2,807,468 in cash and cash equivalents, a decrease of $322,961 for the year ended December 31, 2006. The change in cash and cash equivalents was as follows:

                                                                         For The Year Ended
                                                                            December 31,
                                                             ----------------------------------------------
                                                                 2006           2005            2004
                                                             ----------------------------------------------
Cash provided by (used in) operating activities              $    398,423   $  (1,893,952)  $ (1,799,004)
Cash (used in) provided by  investing activities               (1,188,423)      1,618,344       (892,825)
Cash provided by  financing activities                            467,039         228,961      2,755,108
                                                             ----------------------------------------------
(Decrease) increase in cash and cash equivalents             $   (322,961)  $     (46,647)  $     63,279
                                                             ==============================================

     Operating Activities

     Cash provided by operating activities for 2006 was $398,423 as compared with cash used in operating activities of $1,893,952, a difference of
$2,292,375. For 2006, cash used in operating activities of $398,423 was primarily related to (i) net loss of continuing operations of $1,849,718, (ii) changes in issuance reserves of $369,778, and (iii) increases in accounts receivable of $2,080,581. These decreases in cash flows were partially offset by
(i) provision for deferred taxes of $544,000, (ii) depreciation expense of $576,797, (iii) net operating activity with affiliates of $1,159,855, (iv) increases in accounts payable of $717,200, (v) increases in other current and non-current liabilities, and (vi) cash provided by discontinued operation of $472,669.

     Cash used in operating activities for 2005 was $1,893,952 as compared with cash used in operating activities of $1,799,004, a difference of $94,948. For 2005, cash used in operating activities of $1,893,952 was primarily related to net income of continuing operations of $2,428,228 offset by (i) change in insurance reserves of $1,158,386, increases in (ii) net operating activity with affiliates of $1,190,397, (iii) accounts receivable of $516,709, (iv) prepaid expenses and other current and non current assets of $359,399, and (v) cash used in discontinued operations of $1,290,907.

     For 2004, cash used in operating activities of $1,799,004 was primarily related to the increase in prepaid expenses and other current and non-current assets of $1,865,231, and cash used in discontinued operations of $821,472. These decreases in cash flows were partially offset by the net income from continuing operations of $1,052,695.

     Investing Activities

     Cash used in investing activities of $1,188,423 for 2006 decreased $2,806,767 versus cash provided by investing activities of $1,618,344 for 2005 and was related to (i) purchases of property and equipment of $1,978,063 offset by a decrease of $765,736 in restricted cash. For 2005, cash provided by investing activities increased $2,511,169 versus cash used in investing activities of $892,825 for 2004.

     Financing Activities

     Cash provided by financing activities of $467,039 for 2006 increased $238,079 versus cash provided by financing activities of $228,960 for 2005. For 2005, cash provided by financing activities decreased $2,526,148 from cash used in financing activities of $2,755,108 in 2004. Cash provided by financing activities in 2006 primarily related to proceeds from lines of credit of $220,300 and cash received from notes receivable of $246,739. The 2005 amount primarily related to cash received from notes receivable of $232,406.

Command

Results of Operations

Year Ended December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

The following table sets forth results of operations of Command for the periods indicated:

                                                                       Years ended December 31,
                                                               --------------------------------------------
                                                                   2006           2005           2004
                                                               --------------------------------------------
Income( loss) from operations of discontinued operation, net   $     656,650  $  (1,646,778)  $ (336,643)
of tax
Gain on sale of discontinued operation, net of tax                         --      2,533,095            --
                                                               --------------------------------------------
Net income (loss)                                              $     656,650  $     886,317   $ (336,643)
                                                               ============================================

     Income (Loss) From Discontinued Operation, Net of Taxes

     Income (loss) from discontinued operation, net of tax reflects the operating results of Command's bus operation. For 2006, income from discontinued operation, net of tax was $656,650 versus a loss from discontinued operation, net of tax of $1,646,778 in 2005. For 2005, loss from discontinued operation, net of tax increased $1,310,135 from a loss from discontinued operation, net of tax of $336,643 in 2004.

     Gain On Sale of Discontinued Operation, Net of Taxes

     Gain on sale of discontinued operation, net of tax reflects the gain on the sale of the bus operations to New York City.

     Net income (loss)

     For 2006, Command had net income of $656,650 compared to net income of $886,317 in 2005 and a net loss of $336,643 in 2004. The changes in net income
(loss) were primarily due to the factors described above.

Financial Position

December 31, 2006 vs. December 31, 2005

     Current assets decreased by $3,647,711 to $1,375,401 at December 31, 2006 from $5,023,112 at December 31, 2005 and was primarily attributable to a decrease in assets of discontinued operation which included a decrease in cash of $936,639, decrease in amounts due from New York City of $2,237,726, and decrease in deferred taxes of $297,007.

     Current liabilities decreased $8,497,501 to $749,065 at December 31, 2006 from $9,246,566 at December 31, 2005, and was primarily attributable to a decrease in liabilities of discontinued operation which included decrease in deferred credit pension liability of $3,715,757,a decrease in accrued expenses of $1,240,631, a decrease in due to affiliates of $1,432,676, a decrease in deferred tax liability of $833,488, and a decrease in injuries and damages withholdings of $708,306.

Cash Flows

     December 31, 2006 vs. December 31, 2005 and December 31, 2005 vs. December 31, 2004

At December 31, 2006, Command had $910,694 in cash and cash equivalents of $1,847,333 for the year ended December 31, 2005. The change in cash and cash equivalents was as follows:

                                                                              For The Year Ended
                                                                                 December 31,
                                                                   -------------------------------------------
                                                                      2006          2005            2004
                                                                   -------------------------------------------
Cash (used in) provided by operating activities                    $(1,746,274)  $  (3,157,908)  $    451,085
Cash provided by investing activities                                  809,635       3,405,000              --
Cash provided by (used in) financing activities                             --         649,394       (482,696)
                                                                   -------------------------------------------
Increase (decrease) in cash and cash equivalents                   $ (936,639)  $      896,486   $    (31,611)
                                                                   ===========================================

     Operating Activities

     Cash used in operating activities of $(1,746,274) for 2006 increased $1,411,634 versus cash used in operating activities of $3,157,908 for 2005. For 2005, cash provided by operating activities decreased $3,608,993 from $451,085 in 2004.

     Investing Activities

     Cash provided by investing activities for 2005 relates to the proceeds received from the sale of Command's bus operations.

     Financing Activities

     Cash provided by financing activities of $0 for 2006 decreased $649,394 versus cash used in financing activities of $649,394 for 2005. For 2005, cash provided by financing activities increased $1,132,090 from cash used in financing activities of $482,696 in 2004.

Financial Position of GTJ REIT

Background

     Upon the Reorganization, GTJ REIT will succeed to the financial position of the Bus Companies.


     In the fourth quarter of 2005 and the first quarter of 2006, the Bus Companies sold their bus assets to New York City for $25,000,000. After such sale, the combined assets of the Bus Companies principally consisted of real properties formerly used in bus operations, which are leased to New York City and to other commercial tenants and which generate gross annual rental income of approximately $9,500,000. Substantially all of these leases are "triple net" and there are no expenses for the Bus Companies, in that such tenants pay for taxes, insurance, repairs and the like. The other assets of the Bus Companies consist of their collective interest in GTJ and the subsidiaries of GTJ, which, at this time, do not require financing.

     The Bus Companies had a $2,500,000 secured revolving credit facility and $4,000,000 unsecured revolving credit facility, as of December 31, 20006, a total of $420,300 was outstanding. In July of 2007, the Bus Companies repaid any amounts due under the credit facility.


Ongoing cash needs


     GTJ REIT will not require cash for its operations, both real property and the TRSs. However, GTJ REIT will require cash for paying dividends to its shareholders and paying the costs related to the Reorganization. Because of the income produced by the real properties, there should be adequate financing for this purpose.


REIT Related Payments


     As a REIT, GTJ REIT will be required to distribute at least 90% of its net income, exclusive of capital gains, and may elect to distribute 100% thereof in order to avoid taxation at the corporate level. These distributions would utilize fully GTJ REIT's rental income.

Special Distribution of Earnings and Profits


     In addition, and on a one time basis, GTJ REIT will have to make a distribution of undistributed historical earnings and profits of the Bus Companies. On August 20, 2007, the Board of Directors of GTJ REIT declared a special distribution of accumulated earnings and profits on GTJ REIT's common stock of $6.40 per GTJ REIT share, payable in cash and in GTJ REIT common stock. For the purposes of the special distribution, common stock was valued at $11.14, as indicted in the proxy statement/prospectus dated February 9, 2007 filed with the Securities and Exchange Commission and disseminated to the shareholders of the Bus Companies in connection with the March 26, 2007 special joint meeting of the shareholders of the Bus Companies at which meeting such shareholders voted on a reorganization of those companies with and into GTJ REIT. The special distribution totals $62,057,728. The holders of GTJ REIT shares, and the holders of shares of the Bus Companies, as of the close of business on August 20, 2007, the record date for the special distribution (the "Holders"), were eligible for the special distribution. The Holders were required to make an election as to the amount of GTJ REIT shares and/or cash the Holder wished to receive as their respective portion of the special distribution. Holders were advised, due to the limitation of the aggregate amount of cash available for the special distribution, their actual distribution may not be in the proportion of cash and GTJ REIT shares they elected, but could be based on a pro ration of the available cash after all elections (ie: not on a first come-first served basis). GTJ REIT is presently calculating the proportion of cash and GTJ REIT shares that will be distributed to the Holders based upon the Holder's election and the current amount of cash available for the special distribution.


     Accordingly, GTJ REIT, Inc. will have to borrow this sum from the anticipated revolving credit.


ING Financing Agreement


     On July 2, 2007, GTJ REIT entered into a Loan Agreement, dated as of June 30, 2007 (the "Loan Agreement"), among GTJ REIT and certain direct and indirect subsidiaries of GTJ REIT, namely, Green Acquisition, Inc., Triboro Acquisition, Inc., Jamaica Acquisition, Inc., 165-25 147th Avenue, LLC, 49-19 Rockaway Beach Boulevard, LLC, 85-01 24th Avenue, LLC, 114-15 Guy Brewer Boulevard, LLC, (collectively, the "Borrowers"); and ING USA Annuity And Life Insurance Company; ING Life Insurance and Annuity Company; Reliastar Life Insurance Company; and Security Life Of Denver Insurance Company (collectively, the "Initial Lenders" and, together with any other Lenders from time to time party hereto, the "Lenders"). Pursuant to the terms of the Loan Agreement, the Lenders shall provide multiple loan facilities in the amounts and on the terms and conditions set forth in such Loan Agreement. The aggregate of all loan facilities under the Loan Agreement shall not exceed $72,500,000. On July 2, 2007, the Initial Lenders made an initial $17,000,000 term loan. In addition to the initial term loan, the Lenders collectively made a mortgage loan of $1,000,000 to the Borrowers. Interest on the loan shall be paid monthly. The principal shall be paid on the maturity date pursuant to the terms set forth in the Loan Agreement, namely July 1, 2010 unless otherwise extended or renewed.

     The loan facilities are collateralized by: (1) an Assignment of Leases and Rents on four bus depot properties (the "Depots") owned by certain of the Borrowers and leased to the City of New York, namely (a) 49-19 Rockaway Beach Boulevard; (b) 165-25 147th Avenue; (c) 85-01 24th Avenue and (d) 114-15 Guy Brewer Boulevard; (2) Pledge Agreements under which (i) the Registrant pledged its 100% stock ownership in each of: (a) Green Acquisition, Inc.; (b) Triboro Acquisition, Inc. and (c) Jamaica Acquisition, Inc., (ii) Green Acquisition, Inc. pledged its 100% membership interest in each of (a) 49-19Rockaway Beach Boulevard, LLC and (b) 165-25 147th Avenue, LLC, (iii) Triboro Acquisition, Inc. pledged its 100% membership interest in 85-01 24th Avenue, LLC, and (iv) Jamaica Acquisition, Inc. pledged its 100% membership interest in 114-15 Guy Brewer Boulevard, LLC, and (3) a LIBOR Cap Security Agreement under which GTJ Rate Cap LLC, a wholly owned subsidiary of the Registrant, pledged its interest in an interest rate cap transaction evidenced by the Confirmation and ISDA Master Agreement, dated as of December 13, 2006, with SMBC Derivative Products Limited. The Registrant had assigned its interest in the interest rate cap transaction to GTJ Rate Cap LLC prior to entering into the Loan Agreement. $1,000,000 of the loan is secured by a mortgage in the amount of $1,000,000 on the Depots collectively.


     In addition to customary non-financial covenants, the Borrowers are obligated to comply with the following financial ratio covenants (1) the Borrowers will not permit the ratio of (a) Consolidated Net Operating Income for any period of four consecutive Fiscal Quarters to (b) Consolidated Debt Service for such period, to be less than 1.3 to 1.0; (2) the Borrowers will not permit the ratio of (a) Consolidated Net Operating Income from Unencumbered Assets for any period of four consecutive Fiscal Quarters to (b) Consolidated Unsecured Debt Service for such period, to be less than 1.3 to 1.0; (3) the Borrowers will not permit the ratio of (a) Consolidated Debt at any time to (b) Total Assets Value at such time, to be greater than 0.6 to 1.0; and (4) the Borrowers will not permit the ratio of (a) Total Unencumbered Assets Value at any time to (b) Consolidated Unsecured Debt at such time, to be less than 1.5 to 1.0.


Possible acquisitions


     The Board of Directors of GTJ REIT may determine to expand its real property holdings. This would be done through cash purchases of properties that the Board of Directors determines to be consistent with the investment policies of GTJ REIT which would be funded from the revolving credit. It is anticipated that once these properties are purchased using the revolving credit, permanent mortgage financing will be placed on the real properties and the revolving credit will be paid down accordingly. It is also possible that GTJ and its subsidiaries will desire to make an acquisition, some of which may need to be funded by GTJ REIT. GTJ REIT would, in that case, and subject to the direction of the Board of Directors, provide such financing, which again is expected to be obtained from the $72,500,000 revolving credit.


Cash payments for financing


     Payment of interest under the $72,500,000 revolving credit, and under permanent mortgages, will consume a portion of the cash flow of GTJ REIT, reducing net income and the resulting distributions to be made to the stockholders of GTJ REIT.


Trend in financial resources


     Other than the revolving credit discussed above, GTJ REIT, Inc. can expect to receive additional rent payments over time due to scheduled increases in rent set forth in the leases on its real properties. It should be noted, however, that the additional rent payments are expected to result in an approximately equal obligation to make additional distributions to stockholders, and will therefore not result in a material increase in working capital.

Contractual Obligations


     GTJ REIT through its subsidiaries leases certain operating facilities and certain equipment under operating leases, expiring at various dates through fiscal year 2010. In addition, GTJ REIT through its subsidiaries has a line of credit as described in detail above. The table below summarizes the principal balances of our obligations for indebtedness and lease obligations as of December 31, 2006 in accordance with their required payment terms:

                                         Payments due by calendar year period
                 ----------------------------------------------------------------------------------------------
Contractual
Obligations           Total              2007              2008-2009           2010-2011           Thereafter
                 ---------------    ---------------     --------------       -------------       --------------

Line of Credit   $     420,300      $      420,300      $         --         $        --         $         --
Notes Payable        1,666,201           1,666,201                --                  --                   --
Operating
Lease
Obligations          2,453,024             563,722           986,223             718,788             184,631
                 ---------------    ---------------     --------------       -------------       --------------
                 $   4,539,525      $    2,650,223     $     986,223        $    718,788         $   184,631
                 ---------------    ---------------     --------------       -------------       --------------

Off-Balance-Sheet Arrangements


     As of  December  31,  2006,  the  Company  did  not  have  any  significant
off-balance-sheet   arrangements,  as  defined  in  Item  303(a)(4)(ii)  of  SEC
Regulation S-K.


Financial Condition


     As of December 31, 2006, on a combined company basis, cash and cash equivalents totaled $20.1 million.


Inflation


     Certain of our long-term leases on our properties contain provisions to mitigate the adverse impact of inflation on our operating results. Such provisions include clauses entitling us to receive (i) scheduled fixed base rent increases and (ii) base rent increases agreed upon. In addition, five out of six of our leases are in triple net, leases, requiring tenants to pay operating expenses, including maintenance, real estate taxes, insurance and utilities, thereby reducing our exposure to increases in costs and operating expenses resulting from inflation.


Environmental Matters


     Under various federal, state and local environmental laws, statues, ordinances, rules and regulations, as an owner of real property, we may liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under our properties, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). These laws impose liability without regard to whether we knew of, or were responsible for, the presence or disposal of those substances. This liability may be imposed on us in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and our liability therefore could exceed the value of the property and or our aggregate assets. In addition, the presence of those substances, or the failure to properly dispose of or remove those substances, may adversely affect our ability to sell or rent that property or to borrow using that property or to borrow using that property as collateral, which, in turn, would reduce our revenues and ability to make distributions.

     A property can also be adversely affected through physical contamination or by virtue of an adverse effect upon the value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although tenants under net leases are primarily responsible for any environmental damages and claims related to the leased premises, in the event of a bankruptcy or inability of a tenant to satisfy any obligations with respect to the property leased to that tenant, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims irrespective of the provisions of any lease.


     From time to time, in connection with the conduct of our business, and prior to the acquisition of any property from a third party or as may be required by our financing sources, we authorize the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to our properties. There can be no assurance; however, that the environmental reports will reveal all environmental conditions at our properties or that the following will not expose us to material liability:

          o    The discovery of previously unknown environmental conditions;
          o    Changes in law;
          o    Activities   relating  to  properties  in  the  vicinity  of  our
               properties.

     Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of our tenants, which could adversely affect our financial condition.


Summary of Critical Accounting Policies and Estimates


     Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements included in this prospectus. Certain of the accounting policies used in the preparation of these consolidated financial statements are particularly important for an understanding of the financial position and results of operations presented in the historical consolidated financial statements included in this prospectus. We have also provided a summary of significant accounting policies in the notes to the consolidated and consolidated financial statements of the Bus Companies and their collectively owned investments. These policies require the application of judgment and assumptions by management and, as a result, are subject to a degree of uncertainty. Due to this uncertainty, actual results could differ from estimates calculated and utilized by management.


Green


Basis of Presentation


     The consolidated financial statements include the accounts of Green Bus Lines, Inc., and its wholly owned subsidiary, Green Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All intercompany transactions have been eliminated. The Company's 40% investments in unconsolidated affiliates are accounted for under the equity method.


Jamaica


     The consolidated financial statements include the accounts of Jamaica Central Railways, Inc. and its wholly-owned subsidiaries, Jamaica Buses, Inc. and Jamaica Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All significant intercompany transactions have been eliminated. All intercompany accounts and transactions have been eliminated in consolidation. The Company's 20% investments in unconsolidated affiliates are accounted for under the equity method.

Triboro


     The consolidated financial statements include the accounts of Triboro Coach Corporation and its wholly-owned subsidiaries, Triboro Coach Holding Corp. and Two Borough Express, Inc. (which terminated operations prior to 1992). The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All intercompany transactions have been eliminated. All significant intercompany accounts and transactions have been eliminated in consolidation.


GTJ Co., Inc.


     The consolidated financial statements include the accounts of GTJ Co., Inc. and its subsidiaries: Varsity Transit, Inc., Varsity Coach, Corp., Varsity Charter Corp., The Bus Depot, Inc., Satellite Transportation of New York Corp., MetroClean Express Corp. ("MetroClean"), Metroclean Express of New Jersey, Inc., Shelter Express Corp. ("Shelter"), Shelter Electric Maintenance Corp., ShelterCLEAN, Inc., ShelterCLEAN of Colorado, Inc., ShelterClean of Arizona, Inc., Transit Facility Management Corp., Transit Facility Claims Corp., Transit Alliance Insurance Co. Ltd., A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation Corp., The Fourth Limited Sticky Situation Corp. and A Very Limited Sticky Situation, each of which is wholly-owned.


     The  following   subsidiaries  perform  outdoor  maintenance  services  and include: MetroClean Express Corp, Metroclean Express of New Jersey, Inc., Shelter Express Corp, Shelter Electric Maintenance Corp., and ShelterCLEAN, Inc., and ShelterClean of Arizona, Inc., Transit Facility Management Corp is paratransit bus company providing paratransit services to the City of New York. Transit Alliance Insurance Co., LTD provided insurance to several of the Companies other subsidiaries. Transit Facility Claims Corp., provides third party administrative services in conjunction with the Transit Alliance Insurance Co., LTD.


     Varsity Transit, Inc., Varsity Coach Corp, Satellite Transportation of New York Corp, Varsity Charter Corp, A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation, The Fourth Limited Sticky Situation, A Very Limited Sticky Situation, and ShelterClean of Colorado, and The Bus Depot, Inc. are all inactive subsidiaries.


     The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. Intercompany accounts and transactions have been eliminated in consolidation.


Buildings


     We record buildings at cost less accumulated depreciation. Depreciation on the buildings and improvements is recorded on a straight-line basis over their estimated useful lives, which range from ten to twenty years. Expenditures for significant renovations or improvements that extend the useful life of assets are capitalized. Repairs and maintenance costs are expensed as incurred.


     Long-lived assets are reviewed when events or circumstances indicate there may be an impairment or at least annually for impairment. The carrying value of these long-lived assets are compared to the undiscounted future net operating cash flows attributable to the assets. An impairment loss is considered if the net carrying value of the asset exceeds the undiscounted future net operating cash flows attributable to the asset and circumstances indicate that the carrying value of the real estate asset may not be recoverable. The impairment loss recognized equals the excess of net carrying value over the related fair value of the asset. No impairment charges have been recognized through December 31, 2005.

Revenue Recognition


     We recognize revenue in accordance with Statement of Financial Accounting Standards No. 13 "Accounting for Leases", as amended, referred to herein as SFAS No. 13, SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property.


Deferred Income Taxes


     We measure deferred income taxes using enacted tax rates and laws that are currently in effect for the periods the underlying assets or liabilities are expected to settle. We may record a valuation allowance against our deferred income tax assets balance when it is more likely than not that the benefits of the net tax asset balance will not be realized, and record a corresponding charge to income tax expense.

Item 9.01.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired.

     In accordance with Item 9.01(a), Green's, Jamaica's, and Triboro's, GTJ Company's Inc. and Command Bus Company's audited financial statements as of December 31, 2006 and for the years ended December 31, 2006, 2005, and 2004 and the Registrant's audited financial statements for the period from June 23, 2006 (date of inception) through December 31, 2006 and unaudited pro-forma consolidated financial statements for years ended December 31, 2006 and 2005 are filed in this Current Report on Form 8-K/A.

     (b) Pro Forma Financial Information.

     In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

                              Financial Statements

     Enclosed are the audited financial statements of GTJ REIT, Inc for the period from June 23, 2006 (date of inception) through December 31, 2006, and each of the Bus Companies, GTJ Co., Inc. and Subsidiaries and Command Bus Company, Inc. for the three years ended December 31, 2006, 2005, and 2004.